Exhibit 1

                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                           At September 30, 1999
                                                           ---------------------

ASSETS
Current Assets:
   Cash                                                        $ 15,209,924
   Accounts Receivable - Net                                     15,838,212
   Unbilled Utility Revenue                                       1,306,072
   Accounts Receivable - Intercompany                                   285
   Materials & Supplies                                           7,134,016
   Prepaid Expenses                                                  96,733
                                                               ------------
Total Current Assets                                             39,585,242
                                                               ------------

Property, Plant & Equipment                                     283,527,884
   Less:  Reserve for DDA                                        80,076,327
                                                               ------------
                                                                203,451,557
                                                               ------------

Other Assets:                                                    12,005,043
                                                               ------------

Total Assets                                                   $255,041,842
                                                               ============


LIABILITIES AND STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750           $      4,750
Paid-in Capital                                                  38,245,591
Retained Earnings                                                (9,383,243)
Cumulative Translation Adjustment                                (4,472,446)
                                                               ------------
Total Stockholders Equity                                        24,394,652
                                                               ------------

Long-Term Debt, Net of Current Portion                           45,721,824
Long-Term Debt - Intercompany                                    90,000,000
                                                               ------------
Total Long-Term Debt                                            135,721,824
                                                               ------------

Minority Interest in Foreign Subsidiaries                        27,588,923
                                                               ------------

Current and Accrued Liabilities:
   Notes Payable to Banks                                         1,194,832
   Current Portion of Long-Term Debt                             16,863,883
   Notes Payable - Intercompany                                  26,600,000
   Accounts Payable                                              10,396,996
   Accounts Payable - Intercompany                                3,189,863
   Federal Income Taxes Payable                                    (833,222)
   Other Accrued Liabilities                                      4,049,138
                                                               ------------
Total Current and Accrued Liabilities                            61,461,490
                                                               ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                               5,507,891
  Other Deferred Credits                                            367,062
                                                               ------------
Total Deferred Credits                                            5,874,953
                                                               ------------

Total Liabilities and Stockholders Equity                      $255,041,842
                                                               ============